UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 20, 2024

SURF AIR MOBILITY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41759	36-5025592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12111 S. Crenshaw Blvd.

Hawthorne, CA 90250

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:

(424) 332-5480

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on Which Registered:
Common stock, par value $0.0001 per share	SRFM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On August 20, 2024, Surf Air Mobility Inc. (the “Company”) received a letter (the “Acceptance Letter”) from the New York Stock Exchange (the “NYSE”) stating that the NYSE’s Listing Operations Committee agreed to accept the Company’s plan to bring the Company into conformity with Section 802.01B, the NYSE’s the minimum market capitalization standard. As previously disclosed, on May 20, 2024, the Company received a notice (the “Notice”) from the NYSE that the Company is no longer in compliance with NYSE continued listing standards set forth in Section 802.01B of the NYSE’s Listed Company Manual.

Under the terms of the Acceptance Letter, the Company will need to achieve the minimum continued listing standards under Section 802.01B of either average global market capitalization over a consecutive 30 trading-day period of $50 million or total stockholders’ equity of $50 million within 18 months of receipt of the Notice. The NYSE will review the Company on a quarterly basis to confirm compliance with the plan. If the Company fails to comply with the plan or does not meet continued listing standards at the end of the 18-month cure period, it will be subject to the prompt initiation of NYSE suspension and delisting procedures.

The Acceptance Letter has no immediate impact on the listing of the Company’s common stock, which will continue to be listed and traded on the NYSE during the cure period, subject to the Company’s continued compliance with the plan and other listing requirements of the NYSE. The common stock trading symbol will continue to have an added designation of “.BC” to indicate that the status of the common stock is below criteria with the NYSE continued listing standards. The “.BC” indicator will be removed at such time as the Company regains compliance with all applicable continued listing standards.

On August 21, 2024, the Company issued a press release announcing the receipt of the Acceptance Letter. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 of this report (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

This report and the furnished press release contains, and oral statements made from time to time by our representatives may contain, “forward-looking statements,” including statements regarding the Company’s ability to regain compliance with NYSE rules and plans to cure the minimum market capitalization standard deficiency and any impacts of the deficiency on the Company’s business or operations Forward-looking statements include statements identified by words such as “could,” “may,” “might,” “will,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on our current expectations and assumptions regarding capital market conditions, our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the Company’s ability to execute its plan to regain compliance with the continued listing criteria of the NYSE within the available cure period; risks arising from the potential suspension of trading of the Company’s common stock on the NYSE; and other factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and Quarterly Report on Form 10-Q for the period ended June 30, 2024. Any forward-looking statement made in this report speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title or Description
99.1	Press release dated August 21, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SURF AIR MOBILITY INC.

Date: August 21, 2024	By:	/s/ Oliver Reeves
	Name:	Oliver Reeves
	Title:	Chief Financial Officer